Exhibit 21



                         Subsidiaries of the Registrant



                                                    State or Jurisdiction
Name                                                in Which Incorporated

Amoskeag Company                                    Delaware

Amoskeag Management Company                         Delaware

Bangor Investment Company                           Maine

Communications Resource Associates, Inc.            Maine

Crestfield Cotton Company                           Tennessee

Downeast Securities Corporation                     Delaware

Duxbury Marina Corporation                          Massachusetts

Encee, Inc.                                         Delaware

Encee, Inc.                                         United Kingdom

FCC Canada, Inc.                                    Delaware

Fieldcrest Cannon Financing, Inc.                   Delaware

Fieldcrest Cannon Licensing, Inc.                   Delaware

Fieldcrest Cannon International, Inc.               Delaware

Fieldcrest Cannon International
   Sales Corporation                                Barbados

Fieldcrest Cannon Sure Fit, Inc.                    Delaware

Fieldcrest Cannon Transportation, Inc.              Delaware

Karafield Wool Company                              Pennsylvania

Moore's Falls Corporation                           Delaware

St. Marys, Inc.                                     Delaware





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